                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 16, 1997



                            Elmwood Funding Limited
               (Exact Name of Registrant as Specified in Charter)



     Cayman Islands                   1-12809                      N/A
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                         Ident. No.)


                                 P.O. Box 1984
                               Elizabethan Square
                           George Town, Grand Cayman
                      Cayman Islands, British West Indies
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including area code: (345) 949-8244



                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  Other Events

     On May 15, 1997 Elmwood Funding Limited ("Elmwood") transferred $10,250,000 principal amount of 8.25% Notes due September 15, 2006 (the "Underlying Securities") issued by E.I. du Pont de Nemours and Company (the "Underlying Securities Issuer") to the Bond-backed Investment Certificates Trust, Series 1997-Du Pont-2 (the "Trust") established by Elmwood, which issued Bond-backed Investment Certificates, Series 1997-Du Pont-2 (the "Certificates") pursuant to a Trust Agreement consisting of Standard Terms for Trust Agreements, dated as of March 14, 1997 between Elmwood and United States Trust Company of New York, as trustee and a Series Supplement thereto, dated as of June 16, 1997. The Certificates were purchased by Citicorp Securities Inc. and Dean Witter Reynolds Inc. (the "Underwriters") from Elmwood pursuant to an underwriting agreement dated as of March 25, 1997, as supplemented by the third supplement thereto dated May 15, 1997, between Elmwood and the Underwriters.

ITEM 7.  Financial Statements and Exhibits

     (a) Financial Statements - Not Applicable

     (b) Pro Forma Financial Information - Not Applicable

     (c)  Exhibits

Item 601(a)
of Regulation S-K

     Exhibit No.    Description
     -----------    -----------

       4.1 Series Supplement dated as of June 16, 1997 between Elmwood Funding Limited, as Depositor, and United States Trust Company of New York, as Trustee, together with a Standard Terms for Trust Agreements dated as of March 14, 1996 between Elmwood Funding Limited, as Depositor, and United States Trust Company of New York, as Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ELMWOOD FUNDING LIMITED



     /s/
----------------------------
Name:  Derrie Boggess
Title:  Director


July 3, 1997
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                               INDEX TO EXHIBITS


     Exhibit No.    Description
     -----------    -----------


        4.1 Series Supplement dated as of June 16, 1997 between Elmwood Funding Limited, as Depositor, and United States Trust Company of New York, as Trustee, together with a Standard Terms for Trust Agreements dated as of March 14, 1996 between Elmwood Funding Limited, as Depositor, and United States Trust Company of New York, as Trustee.